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                                                               Exhibit m.(4)



                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1

                               FOR CLASS R2 SHARES

                              OF THE MAINSTAY FUNDS


     WHEREAS, The MainStay Funds (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, shares of beneficial interest of the Trust currently are divided into a number of separate series (each individually, a "Fund," and collectively, the "Funds") as set forth in Schedule A, as amended from time to time; and

     WHEREAS, the Board of Trustees of the Trust has determined that there is a reasonable likelihood that the adoption of this Plan of Distribution pursuant to Rule 12b-1 under the Act (the "Plan") will benefit the Trust, each Fund, and each Fund's shareholders; and

     WHEREAS, the Trust and NYLIFE Distributors LLC ("NYLIFE Distributors") have entered into a Distribution Agreement, dated January 1, 1994 and as revised from time to time, pursuant to which NYLIFE Distributors serves as distributor during the continuous offering of the securities of which the Trust is the issuer, including Class R2 shares of the Funds.

     NOW, THEREFORE, the Trust hereby adopts on behalf of each Fund, and NYLIFE Distributors hereby agrees to the terms of, this Plan in accordance with Rule 12b-1 under the Act on the following terms and conditions:

1. Each Fund shall pay to NYLIFE Distributors, as the distributor of securities of which the Fund is the issuer, a fee for distribution of Class R2 shares of the Fund and services to shareholders of Class R2 shares of the Fund at the annual rate of 0.25% of the Fund's average daily net assets of the Fund's Class R2 shares. Such fee shall be calculated and accrued daily and paid monthly or at such other intervals as the Trust's Board of Trustees shall determine, subject to any applicable restriction imposed by rules of the National Association of Securities Dealers, Inc. ("NASD"). If this Plan is terminated with respect to a Fund, the Fund will owe no payments to NYLIFE Distributors other than any portion of the distribution fee accrued through the effective date of termination but then unpaid.

2. The amount set forth in paragraph 1 of this Plan shall be paid for NYLIFE Distributors' services as distributor of the Class R2 shares of each Fund in connection with any activities or expenses primarily intended to result in the sale of Class R2 shares of the Fund, including, but not limited to: compensation to registered representatives or other employees of NYLIFE Distributors and its affiliates, including NYLIFE Securities Inc., and to other broker-dealers that

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have entered into a Soliciting Dealer Agreement with NYLIFE Distributors, compensation to and expenses of employees of NYLIFE Distributors who engage in or support distribution of the Fund's Class R2 shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and profit and overhead on the foregoing. Provided, however, that such amounts to be paid to NYLIFE Distributors may be paid to it as compensation for "service activities" (as defined below) rendered to Class R2 shareholders of the Fund. Such fee shall be calculated daily and paid monthly or at such other intervals as the Trust's Board of Trustees shall determine.

     For purposes of this Plan, "service activities" shall mean those activities for which a "service fee," as defined by the rules and policy statements of the NASD, maybe paid. Overhead and other expenses related to the "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

3. This Plan shall not take effect until it, together with any related agreements, has been approved by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-l Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

4. This Plan shall continue in full force and effect as to each Fund for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 3.

5. NYLIFE Distributors shall provide to the Board of Trustees of the Trust and the Board of Trustees of the Trust shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

6. This Plan may be terminated as to a Fund at any time, without payment of any penalty, by vote of a majority of the Rule 12b-l Trustees, or by a vote of a majority of the outstanding voting securities of the Fund on not more than 30 days' written notice to any other party to this Plan.

7. This Plan may not be amended to increase materially the amount of the compensation provided for herein with respect to a Fund unless such amendment is approved by at least a majority of the outstanding voting securities (as defined in the Act) of the Class R2 shares of such Fund, and no material amendment to this Plan shall be made unless approved in the manner provided for approval and annual renewal in paragraphs 3 and 4 hereof.

8. While this Plan is in effect, the selection and nomination of the members of the Trust's Board of Trustees who are not interested persons (as defined in the Act) shall be committed to the discretion of the members of the Board of Trustees who are not such interested persons.

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9.   The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 5 hereof, for a period of not less than six years from the date of this Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

10. The Board of Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or the Fund under this Plan, and NYLIFE Distributors or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trust or the Fund in settlement of such right or claim, and not to such Trustees or shareholders.

11. The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or the Fund under this Plan, and NYLIFE Distributors or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trust or the Fund in settlement of such right or claim, and not to such Trustees or shareholders.

     IN WITNESS WHEREOF, the Trust, on behalf of each Fund, and NYLIFE Distributors have executed this Plan of Distribution as of the 8th day of December, 2003.

                                            THE MAINSTAY FUNDS

                                            By:    /s/ Patrick J. Farrell
                                                   ----------------------
                                            Name:  Patrick J. Farrell
                                            Title: Vice President, Treasurer
                                                   and Chief Financial and
                                                   Accounting Officer

                                            NYLIFE DISTRIBUTORS LLC


                                            By:    /s/ Stephen C. Roussin
                                                   ----------------------
                                            Name:  Stephen C. Roussin
                                            Title: Chairman and President

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                                   SCHEDULE A


                   (Amended and Restated as of June 28, 2005)


                            Capital Appreciation Fund


                                Common Stock Fund


                                Convertible Fund


                             Diversified Income Fund


                             Global High Income Fund


                                 Government Fund


                         High Yield Corporate Bond Fund


                            International Equity Fund


                              Large Cap Growth Fund


                                    Map Fund


                               Mid Cap Growth Fund


                               Mid Cap Value Fund


                                Money Market Fund


                              Small Cap Value Fund


                              Small Cap Growth Fund


                               Tax Free Bond Fund


                                Total Return Fund


                                   Value Fund